SCHEDULE 14C INFORMATION STATEMENT
 Information Statement Pursuant to Section 14(c)
of the Securities Exchange Act of 1934

 (Amendment No. )

Check the appropriate box:

[ ] Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a 6(e)(2))
[X] Definitive Information Statement

SALON CITY, INC.

(Name of Registrant As Specified In Charter)
 Commission File Number: 000-52729

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

1) Title of each class of securities to which transaction applies:

________________________________________________________

2) Aggregate number of securities to which transaction applies:

________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

________________________________________________________

4) Proposed maximum aggregate value of transaction:

________________________________________________________

5) Total fee paid:

________________________________________________________

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1) Amount Previously Paid:

_________________________________________________________

2) Form, Schedule or Registration Statement No.:

_________________________________________________________

3) Filing Party:

_________________________________________________________

4) Date Filed:

_________________________________________________________

Salon City, Inc.
 909 North Palm Avenue
Suite 311
West Hollywood, California 90069

PROCEDURE FOR APPROVAL OF INCREASE IN AUTHORIZED COMMON STOCK; VOTE REQUIRED

The Nevada Revised Statutes requires that, in order for us to amend our Articles of Incorporation, such amendment must be approved by our Board of Directors and approved by a majority of the outstanding shares entitled to vote. The Nevada Revised Statutes also provides that any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice, if a consent in writing, setting forth the action so taken, shall be signed by the holders of a majority of the outstanding shares entitled to vote.

Our Board, on June 18, 2008, and by its unanimous written consent, adopted resolutions approving an amendment to our Articles of Incorporation to affect the increase in authorized common stock from one to two billion shares.

On June 18, 2008, the record date for determination of the shareholders entitled to vote, there were 992,049,925 shares of common stock outstanding. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of our shareholders. We needed the affirmative vote of at least a majority of the outstanding shares of our common stock to approve the increase in authorized common stock.

On June 18, 2008, shareholders owning a majority of the outstanding common shares called a special meeting and waived notice to entertain whether or not to increase the authorized shares of the corporation from one to two billion shares. Coincidentally, the majority shareholders also agreed that any business transacted at the special meeting shall be as valid and legal and of the same force and effect as though said meeting were held after notice duly given. By action of written consent, dated June 18, 2008, the common shareholders owning a majority, i.e. 808,067,122 common shares or 82% of the issued and outstanding shares of our common stock, approved the increase in authorized common stock.

EFFECTIVE DATE OF AMENDMENT

The amendment to our Articles of Incorporation was filed with the Nevada Secretary of State’s office on June 25, 2008, but will not become effective until July 10, 2008.

EFFECT OF INCREASE IN AUTHORIZED SHARES

A. BOARD OF DIRECTORS AUTHORITY TO ISSUE COMMON SHARES.

Present owners of our common shares are hereby informed that, due to the increase in the company’s authorized common shares, the board of directors, in exercising its discretion to manage and operate the company under Nevada law, may, after July 10, 2008, choose to issue those additional common shares of the company without any further action or notice to the common shareholders, or be required to otherwise obtain any prior approval from the common shareholders prior to issuance. The company would, to the extent required by law, make public any such issuances of common shares in its filings with the U.S. Securities and Exchange Commission.

B. DILLUTION OF PRESENTLY ISSUED COMMON SHARES.

To the extent that our board of directors actually authorizes and issues additional common shares after July 10, 2008 pursuant to the increase in authorized shares, the effect upon previous shareholders is that the value of their shares will be effectively diluted in an amount contingent upon the actual number of additional common shares actually issued.

C. ANTI-TAKE OVER EFFECT.

In the event that the board of directors does authorize and issue additional common shares after July 10, 2008 pursuant to the increase in authorized shares, such an effect may have the effect of inhibiting or preventing the take over of the company by a third party.

BOARD OF DIRECTORS CURRENT PLANS

As of the date of this filing, the board of directors has not taken any action to utilize the increase in the authorized number of common shares to affect any capital raising transaction, financing or acquisition. However, the board of directors has considered and taken action to issue additional common shares of its stock to retain legal counsel and for additional consulting services as it deems necessary. The board of directors is of the opinion that these contracts are not material and not outside the normal course and scope of its business that would otherwise require a current report to be filed on Form 8-K.

EFFECT ON CERTIFICATES EVIDENCING SHARES OF SALON CITY, INC.
COMMON STOCK

For those shareholders that hold physical certificates, please do not destroy or send to Salon City, Inc. your stock certificates. Those certificates will remain valid for the number of shares shown thereon, and should be carefully preserved by you.

DISSENTER'S RIGHTS

The Nevada Revised Statutes do not provide for dissenters' right of appraisal in connection with the increase in authorized common stock.

No action is required by you. The accompanying information statement is furnished only to inform our shareholders of the action described above before it takes effect in accordance with Rule 14c-2(b) promulgated under the Securities Act of 1934.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By order of the Board of Directors,

--------------------------------

Steven Casciola
PRESIDENT

West Hollywood, CA
July 10, 2008

 EXHIBIT A

Certificate of Amendment
 (Pursuant to NRS 78.385 and 78.390)

 CERTIFICATE OF AMENDMENT TO ARTICLES OF INCORPORATION
FOR NEVADA PROFIT CORPORATIONS
 (Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation: Salon City, Inc.

2. The articles have been amended as follows (provide article numbers, if available):

       THIRD: The aggregate number of shares which this corporation is authorized to issue is two billion (2,000,000,000) shares of common stock, par value $0.001 per share, and fifty million (50,000,000) shares of preferred stock, par value $0.001 per share, which preferred stock may be issued in classes and series with such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating optional, or other special rights, and qualifications and restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue of such stock adopted by the board of directors, without any action by the shareholders.

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation have voted in favor of the amendment is: 82%

4. Effective date of filing (optional):  July 10, 2008 (must not be later than 90 days after the certificate is filed)

5. Officer Signature (required):  /s/ Steven Casciola, President

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.